UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2026

Commerce.com, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-39423	46-2707656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11920 Alterra Parkway
D11 / Suite 100

8th Floor
Austin, Texas 78758

(Address of principal executive offices, including zip code)

(512) 865-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series 1 Common Stock, $0.0001 par value per share	CMRC	The Nasdaq Global Market
Series A Junior Participating Preferred Stock, par value $0.0001 per share	N/A	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

□ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 9, 2026, Commerce.com, Inc. (the “Company”) committed to a plan (the “Plan”) to further align the Company’s current workforce with its on-going cost structure. The decision to implement the Plan is based on continuous improvement efforts to reduce costs, increase profitability and increase the Company’s earnings and cash flow capacity.

The Company estimates that it will incur between $4.2 million and $8.8 million of expenses associated with the Plan in the Company’s fiscal third quarter that ends September 30, 2026, and additional expenses of $4.3 million to $17.5 million related to the Plan until its completion which is anticipated to be in the fourth fiscal quarter ended December 31, 2026. These expenses are primarily related to severance payments, facilities, professional services, infrastructure, and other related costs. The expenses the Company expects to incur are subject to assumptions, and actual expenses may differ from the estimates disclosed above.

The Company may incur other expenses or cash outflows not currently contemplated due to unanticipated events that may occur as a result of or in connection with the Plan. The Company intends to exclude these charges from its Non-GAAP financial measures, including Non-GAAP Operating Income, Adjusted EBITDA and Non-GAAP Net Income.

Item 7.01 Regulation FD Disclosure.

On September 10, 2026, the Company issued a press release.

The press release issued September 10, 2026, is furnished herewith as Exhibit 99.1. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as otherwise stated in such filing.

Item 8.01 Other Events.

On September 10, 2026, the Company announced that its Board of Directors authorized the repurchase of up to $50 million of the Company’s outstanding common stock. Under this new program, share repurchases may be made from time to time depending on market conditions, share price, share availability, and other factors at the Company’s discretion. This share repurchase authorization is effective September 10, 2026, and expires on the earlier of September 10, 2028, or when the repurchase of $50 million of shares has been reached.

Any repurchase of shares will take place in open market transactions or privately negotiated transactions in accordance with applicable securities and other laws, including the Securities Exchange Act of 1934. The Company intends to finance the repurchase program using its available cash and cash equivalents. The Company's Board of Directors may modify, suspend, extend or terminate the repurchase program at any time.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including the Company’s estimates of the amount and timing of charges that it expects to incur in the Plan, and the benefits that the Company anticipates from the Plan. These forward-looking statements are based on the Company’s current beliefs and expectations, and are subject to inherent risks and uncertainties. Actual results could differ materially, and therefore you should not place undue reliance on any forward-looking statements. Risks include, but are not limited to, that the Plan could cost more than anticipated, that the Plan could negatively affect the Company’s ability to recruit and retain skilled personnel, that the Plan could negatively affect the Company’s business operations, as well as the risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent reports on Form 10-K and Form 10-Q. The Company assumes no obligation to update any such forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Commerce.com, Inc. dated September 10, 2026
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commerce.com, Inc.

Date: September 10, 2026	By:	/s/ Hubert Ban
Hubert Ban
Senior Vice President